Exhibit 5.1

(313) 465-7000 Fax: (313) 465-7001

June 13, 2018

Mackinac Financial Corporation

130 South Cedar Street

Manistique, Michigan 49854

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Mackinac Financial Corporation, a Michigan corporation (the “Company”), in connection with the public offering of 2,225,807 shares of the Company’s common stock (the “Shares”), no par value per share (the “Common Stock”) by the Company, including up to 290,323 shares that may be sold pursuant to the exercise of an option to purchase additional shares, pursuant to a Registration Statement on Form S-3 (File No. 333-224884) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), the prospectus included in the Registration Statement and the prospectus supplement (the “Prospectus Supplement”) relating to the Shares filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The Shares are to be sold to the underwriters for resale to the public as described in the Prospectus Supplement and pursuant to the underwriting agreement referred to in the Prospectus Supplement (the “Underwriting Agreement”).

Based upon our examination of such documents and other matters as we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold in accordance with the Registration Statement and the Prospectus Supplement, with payment received by the Company in the manner described in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement.  In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Honigman Miller Schwartz and Cohn LLP

HONIGMAN MILLER SCHWARTZ AND COHN LLP

JVK/JQW/REW

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